Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 19, 2014 with respect to the consolidated financial statements included in the Current Report on Form 8-K filed on September 22, 2014 of Twinlab Consolidated Holdings, Inc. and Subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ TANNER LLC

Salt Lake City, Utah

January 13, 2015